UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 22, 2017

OncBioMune Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-52218	20-2590810
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

11441 Industriplex Blvd, Suite 190. Baton Rouge, LA	70809
(Address of principal executive offices)	(Zip Code)

(225) 227-2384

Registrant’s telephone number, including area code

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated With Exit Or Disposal Activities

On December 29, 2017, the Board of Directors of OncBioMune Pharmaceuticals, Inc. (the “Company”) determined to sell or otherwise dispose of its interest in Vitel Laboratorios S.A. de C.V. (“Vitel”) and Oncbiomune México, S.A. De C.V. (“OBMP Mexico”).

This transaction will enable the company to focus more of its efforts and resources on the Phase 2 clinical trial of Proscavax in the United States. The Company expects to present Vitel and OBMP Mexico as discontinued operations beginning with its financial statements for the year ended December 31, 2017.

The Company is unable at this time to provide a good faith estimate of the costs associated with its discontinuance of Vitel and OBMP Mexico or the time for completion of the planned dispositions. The Company will file any required report with the SEC at such time as such determination is made and the dispositions have been completed.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 22, 2017, Manuel Cosme Odabachian resigned as a member of the board of directors of the Company.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
99.1	Resignation of Manuel Cosme Odabachian dated December 22, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ONCBIOMUNE PHARMACEUTICALS, INC.

Dated: December 29, 2017	By:	/s/ Jonathan Head
Jonathan Head
Chief Executive Officer